Exhibit 99.1

News release

HYZON ANNOUNCES RECEIPT OF ADDITIONAL STAFF DETERMINATION FROM NASDAQ REGARDING 2022 10-K FORM

ROCHESTER, N.Y., April 7, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN), a global supplier of zero-emission heavy-duty fuel cell electric vehicles (FCEVs), today announced that on April 6, 2023 it received a Staff Determination from the Listing Qualifications Staff of The Nasdaq Stock Market LLC stating that because the Company has not yet filed its Form 10-K for the year ended December 31, 2022, the Company does not comply with the Nasdaq’s Listing Rules for continued listing. The determination is in response to Hyzon’s filing of Form 12b-25 on April 3, 2023, reporting it will not file its 2022 Form 10-K within the prescribed time period.

On March 31, 2023, Hyzon received a letter from the Nasdaq Hearings Panel granting the Company’s request for continued listing until May 15, 2023, to allow the Company to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). Hyzon’s request was granted subject to the condition that on or before May 15, 2023, the Company shall have filed with the Securities and Exchange Commission all delinquent reports, in compliance with the Periodic Filing Rule.

The Staff Determination letter has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market. Hyzon intends to respond to the Staff Determination by April 13, 2023.

About Hyzon Motors

Hyzon is a global supplier of fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe and around the world to mitigate emissions from diesel transportation - one of the single largest sources of carbon emissions globally. The Company is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Accelerating the
Energy Transition	hyzonmotors.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2022, our Amended Registration Statement on Form S-1 filed with the SEC on April 6, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

Media contacts:
hyzon@kivvit.com

For investors:
IR@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com